Exhibit 31.1

Certification of Principal Executive Officer Pursuant to

Rule 13a-14(a), Under the Securities Exchange Act of 1934, as amended

I, Jeffrey L. Johnson, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Dividend Capital Diversified Property Fund Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ JEFFREY L. JOHNSON
Name:	Jeffrey L. Johnson
Title:	Chief Executive Officer

Date: March 21, 2013